SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                January 21, 1997
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (708) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938

Item 5.  Other Events.

On January 21, 1997, Comdisco announced changes in Board of Directors

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99       Press Release announcing changes in Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       COMDISCO, INC.



Date: January 24, 1997                      by:      /s/ David J. Keenan
                                                     -------------------
                                                     David J. Keenan
                                                     Vice President and
                                                     Corporate Controller

Exhibit 99.       Press Release Announcing Results of Operations


For Immediate Release

Contact: Mary Moster
                  Comdisco, Inc.
                  847-518-5147
                  mcmoster@comdisco.com


                Comdisco Announces Changes in Board of Directors

ROSEMONT, Ill., January 21, 1997-- At its annual meeting of shareholders today, Comdisco, Inc. (NYSE:CDO) announced that two Chicago-area executives will join its board of directors to fill the terms (until 1999) of two current directors, who have elected to resign from its board. Following the changes, Comdisco's board of directors will continue to have twelve members.
         Joining the board are Carolyn L. Murphy, president, Commercial Operations, for the Chicago-based CNA Insurance Companies and Harry M. Jansen Kraemer Jr., senior vice president and chief financial officer of Baxter International Inc. in Deerfield, Ill. Leaving the board are Edward H. Fiedler Jr., retired general attorney and secretary of Comdisco and a director since 1969, and Basil ("Bill") R. Twist Jr., president, Champion Securities Corporation and a director since 1982.
         "On behalf of the entire board, I would like to thank both Ed Fiedler and Bill Twist for their many contributions to Comdisco," said Jack Slevin, chairman and chief executive officer. "They served Comdisco through many exciting, and sometimes challenging periods, and we've benefited greatly from their advice and counsel."
         Commenting on the new board members, Slevin said, "We're very pleased that two executives of the caliber of Carolyn Murphy and Harry Kraemer will be joining our board. Harry will provide a broad-based business and financial perspective, and Carolyn brings a strong background in operations for a successful financial services company, both of which should be invaluable to Comdisco as we continue our transition to a technology services company."
         Harry M. Jansen Kraemer Jr., 42, who joined Baxter in 1982, has served in his present capacity since November, 1993. He became a member of Baxter's Office of the Chief Executive in June, 1995, and was appointed to its board of directors in November, 1995. In addition to his duties as chief financial officer, he is responsible for Baxter's Renal business, I.V. Systems and Medical Products business, and its Japanese subsidiary.
         Prior to joining Baxter, Kraemer worked for Bank of America in corporate banking and Northwest Industries in planning and business development. He is a summa cum laude graduate from Lawrence University in Wisconsin in 1977, holds a master's degree in management from Northwestern University, 1979, and is a certified public accountant. In addition to the Baxter and Comdisco boards, he is also a member of the board of directors of MedPartners, Inc. and the Highland Park Hospital.
         Carolyn L. Murphy, 52, has been in her present position with the CNA Insurance Companies since May, 1995, when the department was created in conjunction with the merger of CNA and Continental Insurance Company. She is responsible for the strategic direction and profitability of all commercial property/casualty operations. Since joining the company in 1977, Murphy has held a number of progressively more responsible positions, including that of senior vice president and chief operating officer, Field Operations Department from 1983 to 1995.
         Before she joined CNA, Murphy was a marketing manager with IBM. She earned a bachelor of science degree from the College of St. Francis, Joliet, Ill., in 1965, and a master's degree from the University of Chicago in 1967. She is chairman of the board of trustees of College of St. Francis and is on the board of trustees for Children's Memorial Hospital.